EXHIBIT 23.1
October 25, 2007
The Goodyear Tire & Rubber Company
1144 East Market St.
Akron, OH 44316
Re: Consent of Bates White, LLC
Ladies and Gentlemen:
Bates White, LLC, an independent asbestos valuation firm, hereby consents to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-90786) and in the Registration Statements on Form S-8 (Nos. 333-129709, 333-126999, 333-126566, 333-126565, 333-123759, 333-97417, 333-84352, 333-84346, 333-62806, 333-62808, 333-29993, 333-141468, 33-31530, 33-17963, 2-79437 and 2-47905) of The Goodyear Tire & Rubber Company (the “Company”) of the use of and references to (i) its name and (ii) its review of and reports concerning the Company’s liability exposure for pending and estimable unasserted asbestos-related claims and receivables from probable insurance recoveries, included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, to be filed with the Securities and Exchange Commission on or about October 30, 2007.
Sincerely,

/s/ Charles E. Bates
Charles E. Bates, Ph.D.
President and CEO

12340 El Camino Real, Suite 350, San Diego, CA 92130 | main 858.523.2150 | fax 858.523.2151 | www.bateswhite.com